Exhibit 99.1

OMNIQ Announces Definitive Agreement to Acquire Technology Leader, Dangot Computers Ltd., Creating a Combined $91 Million Revenue Provider of Automation and Object Identification Solutions Positioned to Drive Increased Adoption of OMNIQ’s AI Based Offerings

●	Dangot Computers Ltd (Dangot), an Israeli based leader in providing innovative technologies including: frictionless automated order processing & digital payment processing products for the retail, fast food and parking markets; integrated work stations for physicians, drug delivery and blood tests; robotics for smart warehouses; point of sales, self-check in management, and other state of the art solutions.
●	Dangot’s Revenue for 2020 was approximately $35M, with attractive gross margins and Profit before Taxes of approximately $2M.
●	Consolidated OMNIQ and Dangot pro forma revenue for fiscal year 2020 amounts to approximately $91M.
●	Strong and impressive customer base including hospitals, supermarkets, manufacturing plants, retail chains, restaurants, municipalities, and government agencies.
●	Dangot’s influence with early adopter customers including multiple AI pilots offers a very attractive opportunity to accelerate adoption of OMNIQ’s proprietary AI solutions to automate the supply chain.
●	OMNIQ’s Fortune 500 customers provide a significant new market for Dangot’s innovative solutions, focused, among others, on the Food & Drug, Medical, Retail and the Transportation & Logistics, markets.
●	OMNIQ will pay at the closing approximately $7.6M for a 51% equity interest with a one-year option to acquire the remaining 49% at the same valuation.

SALT LAKE CITY — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions to Safe City, Traffic Management, Public Safety and Supply Chain Automation markets announced today that it has entered into a definitive acquisition agreement pursuant to which OMNIQ will acquire 51% of Dangot Computers Ltd. (“Dangot”), a leader in providing state of the art technology enabling frictionless automated order processing & digital payment processing products for retail, fast food and parking, integrated working stations for physicians, drug delivery and blood tests, robotics for smart warehouses, point of sales and other innovative solutions.

Upon the effectiveness of the acquisition, OMNIQ will pay the shareholder of Dangot a total of approximately $7.6 million (depending upon exchange rate to the Israeli Shekel) comprised of approximately $5.6 million to be paid in cash and $2 million in restricted shares based on average closing share price over the 30 trading days prior to signing. OMNIQ will have a one-year option to acquire the remaining 49% at the same valuation. Closing is expected shortly, upon receipt of approval by the Israeli Competition Authority.

Dangot is a prominent player in the field of automation and frictionless equipment. Its systems have gained an excellent reputation and significant market share in the demanding Israeli market, offering worldwide innovations to multiple verticals like healthcare, retail, restaurants and warehouse automation.

Shai Lustgarten, Chief Executive Officer of OMNIQ, stated, “Dangot’s innovative product offerings fit OMNIQ’s target markets, and as such will be leveraged by our strong sales team in the US market. At the same time, we can accelerate merging our AI products into the supply chain customers served by both companies.”

Mr. Lustgarten continued, “I am confident that Dangot’s impressive customers will play a significant role in using OMNIQ’s AI solutions to automate their operations and deliver groundbreaking performances and savings. OMNIQ welcomes Dangot’s founder and CEO Mr. Haim Dangot and the whole Dangot team and congratulates him on creating an impressive global entity that serves the values we both believe in: long term customer satisfaction through innovation, trust, performance and continuous investments in our operation.”

Mr Haim Dangot stated, “I am thrilled to join the OMNIQ team and continue DANGOT’s legacy and bring it together to the next level. We have the immediate opportunity to introduce and offer our solutions to the big US market and at the same time offer OMNIQ’s AI products to our impressive customer base.”

Mr. Dangot continued, “The Digital Supply Chain market is indeed a huge market, but also one that is expected to experience even further significant growth in the next coming years. Its growth depends on AI technology. Everything has to be connected. Everything has to happen in real-time to allow proactiveness and thus, efficiencies throughout the supply chain levels of the enterprises we serve. We are very proud of what we have created in Dangot for the last 30 years and together with OMNIQ’s AI innovation we can now promise our next 30 years of proudly serving our existing and new customers.”

Mr. Lustgarten concluded, “These are exciting times for us at OMNIQ. Together with Dangot, we are forging a significant solid foundation in executing our plan that was introduced three years ago. We are proud of the company we are building.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com